American Century World Mutual Funds, Inc.

AMENDMENT NO. 3 TO
AMENDED AND RESTATED MANAGEMENT AGREEMENT

    THIS AMENDMENT NO. 3 TO AMENDED AND RESTATED MANAGEMENT AGREEMENT (“Amendment”) is effective as of the 1st day of August, 2020, by and between AMERICAN CENTURY WORLD MUTUAL FUNDS, INC., a Maryland corporation (hereinafter called the “Corporation”), and AMERICAN CENTURY INVESTMENT MANAGEMENT, INC., a Delaware corporation (hereinafter called the “Investment Manager”).

    WHEREAS, the Corporation and the Investment Manager are parties to a certain Amended and Restated Management Agreement effective as of March 29, 2016, and amended effective April 10, 2017 and March 22, 2019 (“Agreement”); and

    WHEREAS, the parties hereto desire to enter into this Amendment to reflect the management fee changes for the Emerging Markets Small Cap Fund, the Global Small Cap Fund, and the Focused International Growth Fund.

    NOW, THEREFORE, IN CONSIDERATION of the mutual promises and agreements herein contained, the parties agree as follows:

    1.    Amendment of Schedule A. Schedule A to the Agreement is hereby amended by deleting it in its entirety and inserting in lieu therefor the Schedule A attached hereto.

    2.    Ratification and Confirmation of Agreement. In the event of a conflict between the terms of this Amendment and the Agreement, it is the intention of the parties that the terms of this Amendment shall control and the Agreement shall be interpreted on that basis. To the extent the provisions of the Agreement have not been amended by this Amendment, the parties hereby confirm and ratify the Agreement.

3.Full Force and Effect. Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants and conditions of the Agreement shall remain unamended and shall continue to be in full force and effect.

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American Century World Mutual Funds, Inc.

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed by their respective duly authorized officers to be effective as of the day and year first above written.

American Century Investment Management, Inc.	American Century World Mutual Funds, Inc.
/s/ Otis H.. Cowan	/s/ Charles A. Etherington
Otis H. Cowan Vice President	Charles A. Etherington Senior Vice President

Schedule A
Fee Schedules

Series		Fee Schedule by Class
	Investor	I	A	C	G	R	R6
Emerging Markets Small Cap Fund	1.390%	1.190%	1.390%	1.390%	N/A	1.390%	1.040%
Global Small Cap Fund	1.100%	0.900%	1.100%	1.100%	N/A	1.100%	0.750%
Focused International Growth Fund	1.090%	0.890%	1.090%	1.090%	0.740%	1.090%	0.740%

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